EXHIBIT 15.2
                                                                    ------------

                     [LETTERHEAD OF DELOITTE & TOUCHE, LLP]


October 15, 1999

Dollar Thrifty Automotive Group, Inc.
5330 E. 31st Street
Tulsa, OK 74135

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Dollar Thrifty Automotive Group, Inc. and subsidiaries for the six-month and three-month periods ended June 30, 1999 and 1998, as indicated in our report dated July 21, 1999; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, is being used in this Registration Statement.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP


Tulsa, Oklahoma